Calculation of Filing Fee Tables

Form S-4 (Form Type)

Nika Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(f)(1)	8,940,893(2)	0.18(3)	1,623,219	$147.60 per $1,000,000	$240
Fees Previously Paid	N/A
Carry Forward Securities
Carry Forward Securities	N/A
	Total Offering Amounts							1,623,219
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$240

(1) This registration statement relates to the registration of the maximum number of shares of unrestricted common stock, par value $0.0001 per share, of the registrant (“NKPH common stock”) estimated to be issuable by the Registrant pursuant to the merger described in this registration statement and the Agreement and Plan of Merger dated February 12, 2024 by and among the Registrant and the Target, Nika BioTechnology, Inc (“NIKA”).

(2) Represents the maximum number of unrestricted shares of NKPH common stock estimated to be issuable upon completion of the merger in exchange for the cancellation of 8,940,893 shares of unrestricted common stock, par value $0.001 per share, of NIKA (“NIKA common stock”) outstanding as of February 16, 2024. The merger will also include a conversion of 195,264,134 restricted NIKA common stock into 195,264,134 NKPH restricted common stock, but those are unregistered securities, not subject to this registration statement, and are therefore not included in the calculation of the registration fee.

(3) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act, the proposed maximum aggregate offering price of the registrant’s common stock was calculated based upon the market value of shares of unrestricted NIKA common stock (the securities to be cancelled in the merger) in accordance with Rule 457(c) under the Securities Act as follows: (A) $1,623,219, being the product of (1) $0.18, the average of the bid and asked price on OTC Markets PINK as of a specified date within 5 business days prior to the date of filing the registration statement, multiplied by (2) 8,940,893, the number of shares of unrestricted NIKA common stock which may be cancelled in the merger.